EXHIBIT 23.1





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 Nos. 333-21997, 33-86634 and 33-94872 pertaining to the 1992 Stock
Option Plan of Lynx Therapeutics, Inc. of our report dated February 4, 1987, with respect to the financial statements of Lynx Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

Palo Alto, California
March 25, 1997